Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

First Base Investment Limited (BVI)

KeyCorp Limited (BVI)

Sky Trillion Limited (BVI)

King Venture Limited (BVI)

Tech Sino Limited (BVI)

Asiatech Holdings Limited (BVI)

Wiser Tyson Investment Corp. Limited (BVI)

Rich Wind Energy Two Corp. (BVI)

Guangdong Mingyang Wind Power Industry Group Co., Ltd. (PRC)

Tianjin Mingyang Wind Power Blade Technology Co., Ltd. (PRC)

Zhongshan Mingyang Wind Power Blade Technology Co., Ltd. (PRC)

Jilin Mingyang Wind Power Technology Co., Ltd. (PRC)

Shuangliao Mingyang New Energy Equipment Co., Ltd. (PRC)

Taonan Mingyang New Energy Equipment Co., Ltd. (PRC)

Baicheng Mingyang New Energy Equipment Co., Ltd. (PRC)

Da’an Mingyang New Energy Equipment Co., Ltd. (PRC)

Ming Yang Renewable (HK) Co., Limited (Hong Kong)

Jiangsu Mingyang Wind Power Technology Co., Ltd. (PRC)

Tianjin Mingyang Wind Power Equipment Co., Ltd. (PRC)

Zhongshan Mingyang Wind Power Equipment Co., Ltd. (PRC)

Ming Yang Wind Power Investment Holding (Tianjin) Co., Ltd. (PRC)

Ming Yang Wind Power (International) Co., Limited (Hong Kong)

Gansu Mingyang New Energy Technology Co., Ltd. (PRC)

Zhongshan Ruiyang Investment Management Co., Ltd. (PRC)

Guizhou Mingyang Wind Power Technology Co., Ltd. (PRC)

Guangdong Mingyang New Energy Technology Co., Ltd. (PRC)

Yunnan Mingyang Wind Power Technology Co., Ltd. (PRC)

Inner Mongolia Ming Yang New Energy Development Co., Ltd. (PRC)

Gaozhou Mingyang New Energy Investment Development Co., Ltd. (PRC)

Tianjin Mingyang Wind Power Technology Co., Ltd. (PRC)

Mingyang Holdings (Singapore) Pte. Ltd. (Singapore)

Ming Yang Wind Power USA Inc. (USA)

Ming Yang Wind Power European R&D Center ApS (Denmark)

Ming Yang Renewable Energy (International) Company Limited (Hong Kong)

Shandong Mingyang Wind Power Technology Co., Ltd. (PRC)

Burqin Mingyang Wind Power Sales Co., Ltd. (PRC)

Xinhua Xingyang Wind Power Co., Ltd. (PRC)

Dongyuan Mingyang Wind Power Technology Co., Ltd. (PRC)

Rich Offshore Engineering Ltd. (PRC)

Sheyang Mingyang New Energy Technology Co., Ltd. (PRC)

Qinghai Mingyang New Energy Co., Ltd. (PRC)

Beijing Jieyuan Xinneng Investment Co., Ltd. (PRC)

Hami Mingyang New Energy Co., Ltd. (PRC)

Xilin Gol League Mingyang New Energy Co., Ltd. (PRC)

Henan Tianrun Wind Power Co., Ltd. (PRC)

Shaanxi Dingbian Jieyuan New Energy Co., Ltd. (PRC)

Shaanxi Jingbian Mingyang New Energy Co., Ltd. (PRC)